Exhibit 11
                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                                AND SUBSIDIARIES

                        Computation of Earnings Per Share

                          Three Months Ended     Six Months Ended

    (thousands of        April 1,   April 2,   April 1,   April 2,
    dollars,               1994       1993       1994       1993
    except per share
    data)

    Primary:
    Weighted average
    common shares
    outstanding       8,003,740  7,920,376  7,997,136  7,918,509

    Common equivalent
    shares              107,911     83,977     53,956     41,989
                      ---------  ---------  ---------  ---------

    Weighted common
    shares and common
    equivalent shares
    outstanding       8,111,651  8,004,353  8,051,092  7,960,498

                      =========  =========  =========  =========
    Income from
    continuing
    operations        $   6,129  $   5,409 $    4,105 $    3,249

                         =========  =========  =========   =====
    Primary earnings
    per share from
    continuing
    operations            $    .76   $    .68   $    .51   $    .41

                          ========   ========   ========   ========
    Fully diluted:

    Weighted average
    common shares
    outstanding       8,003,740  7,920,376  7,997,136  7,918,509

    Common equivalent
    shares              107,911     91,494     53,956     45,747
                      ---------  ---------  ---------  ---------

    Weighted average
    common shares and
    common equivalent
    shares outstanding8,111,651  8,011,870  8,051,092  7,964,256
                      =========  =========  =========  =========

    Income from
    continuing
    operations        $   6,129  $   5,409 $    4,105 $    3,249

                         =========  =========  =========  =========
    Fully diluted
    earnings per share
    from continuing
    operations            $    .76   $    .68  $     .51  $     .41

                          ========   ========  =========  =========


   Earnings per share from discontinued operations are computed by dividing the income from discontinued operations by the applicable primary or fully diluted weighted average common and common equivalent shares outstanding.